Exhibit (99)


                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                     ASSETS

                                                                         AS AT             AS AT
                                                                      DEC. 31, 1999    SEPT. 30, 1999


CURRENT ASSETS
  Cash and cash equivalents                                          $  1,629,909         561,171
  Accounts receivable, net of allowance for doubtful accounts of          305,088         497,099
      $    209,112
  Due from related parties                                                307,921         299,333
  Prepaid expenses                                                         37,627          47,262
  Inventories                                                              38,517          38,592
  Other receivables
                                                                           32,900          35,358
                                                                     ------------    ------------
           Total Current Assets                                         2,351,962       1,487,815
PROPERTY AND EQUIPMENT, net                                             1,261,499       1,318,182
OTHER ASSETS
                                                                           13,750          13,742
                                                                     ------------    ------------
TOTAL ASSETS                                                         $
                                                                                     ============
                                                                        3,627,211       2,810,739
                                                                     ============    ============

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses                              $  1,934,871       2,124,270
  Due to related party consultants                                      1,299,549       1,179,549
  Other liabilities
                                                                           47,732          47,732
                                                                     ------------    ------------
           Total Current Liabilities
                                                                        3,282,152       3,351,551
                                                                     ------------    ------------
SHAREHOLDERS' LOAN
                                                                          361,455         357,935
                                                                     ------------    ------------
CONVERTIBLE DEBENTURE
                                                                        1,500,000               0
                                                                     ------------    ------------
MINORITY INTEREST
                                                                          316,686         551,222
                                                                     ------------    ------------
STOCKHOLDERS' DEFICIT
  Preferred stock, par value $.01 per share; authorized 10,000,000 shares;
    issued -0- shares. Common stock, par value $.01 per share,            205,577         194,777
    authorized 100,000,000 shares, issued 20,557,607 shares
  Additional paid in capital                                            8,925,609       8,746,659
  Accumulated deficit                                                 (10,948,166)    (10,349,777)
  Cumulative translation adjustment
                                                                          (15,318)        (40,844)
                                                                     ------------    ------------
                                                                       (1,832,298)     (1,449,185)
  Less: Treasury stock, at cost, 78,420 common shares
                                                                             (784)           (784)
                                                                     ------------    ------------
           Total Stockholders' Deficit
                                                                       (1,833,082)     (1,449,969)
                                                                     ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $
                                                                        3,627,211       2,810,739
                                                                     ============    ============



                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                                QUARTER ENDED
                                                                 YEAR TO DATE
                                                       SEPT 30         DEC 31
                                                        1999            1999          1999
                                                        ----            ----          ----


SALES                                              $    541,504        149,500       392,004
COST OF SALES
                                                        408,097        200,629       207,468
                                                    -----------    -----------    ----------
GROSS INCOME
                                                        133,407        (51,129)      184,536
                                                    -----------    -----------    ----------
OPERATING EXPENSES
  Research and development                                    0              0              0
  General and administrative                          1,016,485        591,776        424,709
  Advertising                                                 0              0              0
  Selling                                               225,751        114,879        110,872
  Depreciation and amortization
                                                         27,772         17,727        10,045
                                                    -----------    -----------    ----------

                                                      1,270,008        724,382       545,626
                                                    -----------    -----------    ----------
OTHER INCOME (EXPENSE)
  Interest income                                         1,196            794            402
 Other income
                                                              0              0             0
                                                    -----------    -----------    ----------

                                                          1,196            794           402
                                                    -----------    -----------    ----------
LOSS BEFORE MINORITY INTERESTS                       (1,135,405)      (774,717)      (360,688)
MINORITY INTERESTS IN
  SUBSIDIARY'S EARNINGS
                                                       (202,929)      (176,328)      (26,601)
                                                    -----------    -----------    ----------
NET LOSS                                                                          $
                                                       (932,476)      (598,389)     (334,087
                                                    ===========    ===========    ==========
NET LOSS PER COMMON SHARE                      $          (0.05)         (0.03)         (0.02)
WEIGHTED AVERAGE NUMBER OF SHARES                    19,545,922     19,614,237     19,477,607



                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)



                                                                              ADDITIO     CUMULATIVE  TREASUR  UNAMORTIZED STOCK-
                            COMMON STOCK   N-AL       ACCUMULATED    TRANSLATION     Y STOCK      DEFERRED               HOLDERS'
                            ------------
                               SHARES     PAID-IN       DEFICIT       ADJUSTMENT     AT COST    COMPENSATION              DEFICIT
                               ------                   -------       ----------        ----    ------------              -------
                               AMOUNT     CAPITAL
                               ------                     -------
Balance-June 30,          19,297,10                $          $8,725,9           $(8,352,743         $  (21,385)    $(784) $(50,000)
  $493,961
1998                              7          192,972                01                     )
Issuance of common
stock in exchange
for services at fair        180,500            1,805                                                                   22,563
value - May 21, 1999                                            20,758
Amortization of
deferred
compensation related
to stock options                                                                                   50,000               50,000
issued in year ended
June 30, 1997
Translation                                                                                               16,235       16,235
adjustment
Net loss - year
ended
June 30, 1999                                                                    (1,662,947)        (1,662,947
                           --------          -------          --------           -----------       -------------   -------
 ------------           ----------
                                                                                                                            )
Balance June 30,          19,477,60          194,777          8,746,65           (10,015,690             (5,150)     (784)   0
   (1,080,188
1999                              7                                  9                     )                         )
Net loss - quarter
ended                                                                              (334,087)                               (334,087)
September 30, 1999
Foreign currency
adjustment
                                                                                                (35,694)      (35,694)
                            -------           ------       -----     ----------    --------   -------
-------------             --------
Balance - Sept. 30,       19,477,60          194,777    8,746,65    (10,349,777    (40,844)     (784)   0(1,449,969
1999                              7                            9              )                                                  )

Issuance of common        1,080,000           10,800     178,950                                                           189,750
stock
Net loss - quarter                                                    (598,389)                                          (598,389)
ended December 31,
1999
Foreign currency
adjustment                                                                           25,526                                 25,526
Balance -
December 31, 1999         20,557,60          $205,57    $8,925,6    ($10,948,16   ($15,318)    ($784)            $0     ($1,833,08
                          =========          =======    ========    ===========   =========    ======            ==     ==========
                                  7                7          09             6)                                          2)
                                  =                =          ==             ==                                          ==




                   TENGTU INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                                          YEAR TO DATE  DEC 31
                                                                                        SEPT 30
                                                          1999            1999           1999
                                                          ----            ----           ----


CASH FLOWS FROM OPERATING ACTIVITIES                   $  (598,389)     (334,067)     (932,476)
Net Loss
Adjustments to reconcile net loss to net cash used
  by operating activities
   Depreciation and amortization                           124,026        70,128        53,898
  Minority interest in subsidiary                         (261,137)     (234,536)      (26,601)
  Changes in operating assets and liabilities
    Decrease (Increase) on operating assets:
      Accounts receivable                                  132,704       192,011       (59,307)
      Prepaid expenses                                      (7,724)        9,635       (17,359)
      Inventories                                           (4,069)           75        (4,144)
      Other receivables                                       (159)        2,458        (2,617)
      Due from related party                                15,366        (8,588)       23,954
      Other assets                                          45,690            (8)       45,698
   Increase (Decrease) on operating liabilities:
      Accounts payable                                    (138,532)     (189,399)       50,867
      Due to related party consultants                     240,000       120,000       120,000
      Other liabilities

                                                                         (17,503)      (17,503)
                                                                      ----------    ----------

                                                                                             0
         Net Cash Used by Operating Activities
                                                          (803,814)     (636,613)     (167,201)
                                                       -----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment
                                                                                       (13,445)
                                                                                       (13,445)

                                                                                             0
         Net Cash Used by Investing Activities
                                                                                       (13,445)
                                                                                       (13,445)

                                                                                             0

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in shareholder's loan                           361,455         3,520       357,935
 Increase in convertible debenture                       1,500,000     1,500,000             0
  Issuance of common shares
                                                           189,750       189,750             0
                                                       -----------    ----------    ----------
           Net Cash Provided by Financing Activities
                                                         2,051,205     1,693,270
                                                                                       357,935

EFFECT OF EXCHANGE RATE CHANGES ON CASH

                                                           (10,168)       25,526       (35,694)


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                         1,223,778     1,068,738       155,040

CASH AND CASH EQUIVALENTS, beginning of quarter

                                                           406,131       561,171       406,131


CASH AND CASH EQUIVALENTS, end of quarter                                                    $
                                                                                    ==========
                                                                       1,629,909     1,629,909
                                                                      ==========    ==========
                                                                                                        561,171





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